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                            SOFAMOR DANEK GROUP, INC.

                        2,800,000 Shares of Common Stock

                             Underwriting Agreement

                                                                          , 1998

J.P. Morgan Securities Inc.
PaineWebber Incorporated
Smith Barney Inc.
  As Representatives of the several Underwriters
  listed in Schedule I hereto
c/o J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Ladies and Gentlemen:

            Sofamor Danek Group, Inc., an Indiana corporation (the "Company"), proposes to issue and sell 1,200,000 shares (the "Company Shares") of Common Stock, no par value (the "Common Stock"), of the Company, and certain shareholders of the Company named in Schedule II hereto (the "Selling Shareholders") propose to sell 1,600,000 shares (the "Selling Shareholder Shares," and, together with the Company Shares, the "Underwritten Shares") of Common Stock of the Company as set forth in Schedule II hereto, to the several Underwriters listed in Schedule I hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"). In addition, for the sole purpose of covering over-allotments in connection with the sale of the Underwritten Shares, the Company proposes to sell to the Underwriters, at the option of the Underwriters, up to an additional 420,000 shares of Common Stock of the Company (the "Option Shares"). The Underwritten Shares and the Option Shares are herein referred to as the "Shares". The shares of Common Stock of the Company to be outstanding after giving effect to the sale of the Shares are herein referred to as the "Stock".

            The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement on Form S-3, including a prospectus, relating to the Shares. The registration statement as amended at the time when it shall become effective, including information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is referred to in this Agreement as the "Registration Statement", and the prospectus in the
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                                      -2-


form first used to confirm sales of Shares is referred to in this Agreement as the "Prospectus". If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such preliminary prospectus or the Prospectus, as the case may be, and any reference to "amend", "amendment" or "supplement" with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") that are deemed to be incorporated by reference therein.

            1. The Company agrees to issue and sell the Company Shares and each of the Selling Shareholders agrees, severally and not jointly, to sell the Selling Shareholder Shares set forth opposite the name of such Selling Shareholder on Schedule II hereto to the several Underwriters as hereinafter provided, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from each of the Company and each
of the Selling Shareholders at a purchase price per share of $   (the "Purchase
Price") the number of Underwritten Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Underwritten Shares to be sold by each of the Company and each of the Selling Shareholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Underwritten Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Underwritten Shares to be purchased by all the Underwriters from the Company and all the Selling Shareholders hereunder.

            In addition, the Company agrees to issue and sell the Option Shares to the several Underwriters as hereinafter provided, and the Underwriters, on the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, shall have the option to purchase, severally and not jointly, from the Company, for the sole purpose of covering over-allotments (if any) in the sale of Underwritten Shares by the several Underwriters, the Option Shares at the Purchase Price.

            If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Under-
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written Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 9 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company and all the Selling Shareholders by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.

            The Underwriters may exercise the option to purchase the Option Shares at any time (but not more than once) on or before the thirtieth day following the date of this Agreement, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date or later than the tenth full Business Day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Any such notice shall be given at least two Business Days prior to the date and time of delivery specified therein.

            2. The Company and the Selling Shareholders understand that the Underwriters intend (i) to make a public offering of the Shares and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

            3. Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified to the Representatives by the Company, in the case of the Company Shares, and to the account specified to the Representatives by the Attorneys-in-Fact (as defined below), or either of
them, in the case of the Selling Shareholder Shares,        on , 1998, or at
such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Representatives and the Company and the Selling Shareholders may agree upon in writing, or to an account specified to the Representatives by the Company, in the case of the Option Shares, on the date and time specified in accordance with the Agreement by the Representatives in the written notice of the Underwriters' election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares are referred to herein as the "Closing Date" and the time and date for such payment for the Option Shares, if other than the Closing Date, are herein referred to as the "Additional Closing Date". As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City.

            Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date, registered in such names and in such denominations as the Representatives shall request in writing not later than two full Business Days prior to the Closing Date or
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the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the transfer to the Underwriters of the Company Shares and the Option Shares duly paid by the Company and any transfer taxes payable in connection with the transfer to the Underwriters of the Selling Shareholder Shares duly paid by the Selling Shareholders. The certificates for the Shares will be made available for inspection and packaging by the Representatives at the office of J.P. Morgan Securities Inc. set forth above not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date or the Additional Closing Date, as the case may be.

            4. (A) The Company represents and warrants to each Underwriter and the Selling Shareholders that:

            (a) no order preventing or suspending the use of any preliminary prospectus has been issued by the Commission, and each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with (i) information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein and (ii) information relating to the distribution of the Shares furnished to the Company in writing by the Representatives expressly for use therein;

            (b) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission; and the Registration Statement and Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) comply, or will comply, as the case may be, in all material respects with the Securities Act and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, if applicable, at the Closing Date or Additional Closing Date, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not
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      apply to statements or omissions in the Registration Statement or the
      Prospectus made in reliance upon and in conformity with (i) information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein and (ii) information relating to the distribution of the Shares furnished to the Company in writing by the Representatives expressly for use therein;

            (c) the documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

            (d) the consolidated financial statements of the Company, and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and changes in their consolidated cash flows for the periods specified; and said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein;

            (e) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, prospects, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Change"), otherwise than as set forth or contemplated in the Prospectus; and except as set forth or contemplated in the Prospectus, neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its subsidiaries, taken as a whole;
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            (f) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the business, prospects, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect");

            (g) each of the Company's subsidiaries has been duly incorporated or formed, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as the case may be, under the laws of its jurisdiction of incorporation or formation, as the case may be, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus other than where the failure to have such power and authority would not have a Material Adverse Effect, and has been duly qualified as a foreign corporation, partnership or limited liability company, as the case may be, for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect; and all the outstanding shares of capital stock or other ownership interests of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable, and are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims;

            (h) this Agreement has been duly authorized, executed and delivered by the Company;

            (i) the Company has an authorized capitalization as set forth in the Prospectus and such authorized capital stock conforms as to legal matters to the description thereof set forth in the Prospectus, and all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to any preemptive or similar rights; and, except as described in or expressly contemplated by the Prospectus, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind

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      relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options;

            (j) the Company Shares have been duly authorized, and, when issued and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be duly issued and will be fully paid and non-assessable and will conform to the description thereof in the Prospectus; and the issuance of the Company Shares is not subject to any preemptive or similar rights;

            (k) neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under its certificate or articles of incorporation or organization or by-laws or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate are not material to the Company and its subsidiaries, taken as a whole; the issue and sale of the Shares to be issued and sold by the Company hereunder and the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will any such action result in any violation of the provisions of the certificate or articles of incorporation or organization or the by-laws of the Company or any of its subsidiaries or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its subsidiaries or any of their respective properties; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares to be issued and sold by the Company hereunder or the consummation by the Company of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act and as may be required under state securities or Blue Sky Laws in connection with the purchase and distribution of the Shares by the Underwriters;

            (l) other than as set forth or contemplated in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or any of their respective properties or to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject which, if determined adversely to the Company or any of its subsidiaries, could individually or in the aggregate have, or reasonably be expected to have, a Material Adverse Effect, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

            (m) the Company and its subsidiaries have good and marketable title in fee simple to all items of real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described or referred to in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or its subsidiaries;

            (n) no relationship, direct or indirect, exists between or among the Company or any or its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required by the Securities Act to be described in the Registration Statement and the Prospectus which is not so described;

            (o) no person has the right to require the Company to register any securities for offering and sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issue and sale of the Shares;

            (p) the Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

            (q) Coopers & Lybrand L.L.P. ("Coopers & Lybrand"), who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Securities Act;

            (r) the Company and its subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith; and, except as disclosed in the Registration Statement and the Prospectus, there is no tax deficiency which has been or might reasonably be expected to be asserted or threatened against the Company or any subsidiary;

            (s) the Company has not taken nor will it take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Stock;

            (t) since the respective dates as of which information is given in the Prospectus and in the Registration Statement, the human clinical trials conducted by the Company or in which the Company has participated that are described in the Registration Statement and Prospectus, or the results of which are referred to in the Registration Statement and Prospectus, and to the Company's knowledge, such studies and tests conducted on behalf of the Company, were and, if still pending, are being conducted in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional scientific standards; the descriptions of the results of such studies, tests and trials contained in the Registration Statement and Prospectus are accurate and complete in all material respects; and the Company has not received any notices or correspondence from the United States Food and Drug Administration ("FDA") or any other governmental agency requiring the termination, suspension or material modification of any clinical trials conducted by, or on behalf of, the Company or in which the Company has participated that are described in the Registration Statement and Prospectus or the result of which are referred to in the Registration Statement and Prospectus;

            (u) each of the Company and its subsidiaries owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, except where failure of the Company or any of its subsidiaries to own, possess or have obtained such licenses, permits, certificates, consents, orders, approvals or other authorizations from, and to have made such declarations or filings with, such entities would not, singly or in the aggregate, have a Material Adverse Effect, and neither the Company nor any such subsidiary has received any actual notice of any proceeding relating to revoca-tion or modification of any such license, permit, certificate, consent, order, approval or other authorization, except as described in the Registration Statement and the Prospectus and except where such revocation or modification would not have a Material Adverse Effect; and each of the Company and its subsidiaries is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date hereof, except where failure by the Company or any of its subsidiaries to be in compliance with such laws or regulations would not, singly or in the aggregate, have a Material Adverse Effect; the Company is not in violation of any foreign, state or local law, order, rule, regulation, writ, injunction or decree of any court or governmental agency or body including but not limited to, the FDA; all of the descriptions in the Registration Statement and Prospectus of the legal and governmental procedures by or before the FDA or any foreign, state or local government body exercising comparable authority are true, complete and accurate in all material respects;

            (v) the statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources which are believed by the Company to be reliable;

            (w) except for compensation to be received by the Underwriters under this Agreement, the Company does not know of any outstanding claims for services, either in the nature of a finder's fee or origination fee, with respect to any of the transactions contemplated hereby;

            (x) the Company owns or possesses the patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures (collectively, the "Intellectual Property"), reasonably necessary to carry on the business conducted by it, except to the extent that the failure to own or possess such Intellectual Property would not have a Material Adverse Effect, and, except as described in the Registration Statement and the Prospectus, the Company has no knowledge of infringement of or conflict with asserted rights of others with respect to any Intellectual Property, except for notices the content of which if accurate would not have a Material Adverse Effect;

            (y) there are no existing or, to the best knowledge of the Company, threatened labor disputes with the employees of the Company or any of its subsidiaries which are likely to have a Material Adverse Effect;

            (z) the Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic sub-stances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect;

            (aa) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the "Code"). No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption. For each such plan which is subject to the funding rules of Section 412 of the Code or
      Section 302 of ERISA, no "accumulated funding deficiency" as defined in
      Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeded the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions; and

            (bb) the Company has delivered to the Representatives written agreements, substantially in the form set forth as Exhibit A hereto (each, a "Lock-Up Agreement"), of each of its directors and executive officers and certain stockholders previously identified by the Representatives, pursuant to which each has agreed, except as provided therein, not to sell, offer, agree to sell or otherwise dispose of, directly or indirectly, any shares of Common Stock, any options, warrants or rights to purchase Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock for a period of 90 days after the date of this Agreement, without the prior written consent of J.P. Morgan Securities Inc.

            (B) Each of the Selling Shareholders severally represents and warrants to, and agrees with, each of the Underwriters and the Company that:

            (a) all consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Shareholder of this Agreement and the Power of Attorney (the "Power of Attorney") and the Custody Agreement (the "Custody

      Agreement") hereinafter referred to, and for the sale and delivery of the Selling Shareholder Shares, have been obtained; and such Selling Shareholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Selling Shareholder Shares; this Agreement, the Power of Attorney and the Custody Agreement have each been duly executed and delivered, and to the extent necessary authorized, by or on behalf of such Selling Shareholder;

            (b) the sale of the Selling Shareholder Shares and the compliance by such Selling Shareholder with all of the provisions of this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, nor, to the best knowledge of such Selling Shareholder, will such action result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Shareholder or the property of such Selling Shareholder;

            (c) such Selling Shareholder has good and valid title to the Selling Shareholder Shares to be sold at the Closing Date by such Selling Shareholder hereunder, free and clear of all liens, encumbrances, equities or adverse claims; such Selling Shareholder will have, immediately prior to the Closing Date, good and valid title to the Selling Shareholder Shares to be sold at the Closing Date by such Selling Shareholder, free and clear of all liens, encumbrances, equities or adverse claims; and, upon delivery of the certificates representing such Selling Shareholder Shares and payment therefor pursuant hereto, good and valid title to such Selling Shareholder Shares, free and clear of all liens, encumbrances, equities or adverse claims, will pass to the several Underwriters;

            (d) such Selling Shareholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Selling Shareholder Shares; and

            (e) to the best knowledge of the Selling Shareholders, the Registration Statement and the Prospectus (as amended or supplemented) comply or will comply, as the case may be, in all material respects with the Securities Act and do not and will not, as of the applicable effective date of the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, if applicable, at the Closing Date will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

            Each of the Selling Shareholders represents and warrants that certificates in negotiable form representing all of the Selling Shareholder Shares hereunder have been placed in custody under a Custody Agreement relating to such Selling Shareholder Shares, in the form heretofore furnished to you, duly executed and delivered by such Selling Shareholder to the Company, as custodian (the "Custodian"), and that such Selling Shareholder has duly executed and delivered Powers of Attorney, in the form heretofore furnished to you, appointing Marie-Helene Cotrel Plais and E.R. Pickard, or either of them, as such Selling Shareholder's attorneys-in-fact (the "Attorneys-in-Fact" or either one of them the "Attorney-in-Fact") with authority to execute and deliver this Agreement on behalf of such Selling Shareholder, to determine the purchase price to be paid by the Underwriters to the Selling Shareholders as provided herein, to authorize the delivery of the Selling Shareholder Shares to be sold by such Selling Shareholder hereunder and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement and the Custody Agreement.

            Each of the Selling Shareholders specifically agrees that the Selling Shareholder Shares represented by the certificates held in custody for such Selling Shareholder under the Custody Agreement are subject to the interests of the Underwriters hereunder, and that the arrangements made by such Selling Shareholder for such custody, and the appointment by such Selling Shareholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable. Each of the Selling Shareholders specifically agrees that the obligations of such Selling Shareholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Shareholder, or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event. If any individual Selling Shareholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the deliv-ery of the Selling Shareholder Shares by it hereunder, certificates representing such Selling Shareholder Shares shall be delivered by or on behalf of such Selling Shareholder in accordance with the terms and conditions of this Agreement and the Custody Agreement, and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

            5. (A) The Company covenants and agrees with each of the several Underwriters as follows:

            (a) to use its best efforts to cause the Registration Statement to become effective at the earliest possible time and, if required, to file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act and to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and to furnish copies of the Prospectus to the Underwriters in New York City prior to 10:00 a.m., New York City time, on the Business Day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request;

            (b) to deliver, at the expense of the Company, to the Representatives four signed copies of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits and documents incorporated by reference therein, and to each other Underwriter a conformed copy of the Registration Statement (as originally filed) and each amendment thereto, in each case without exhibits but including the documents incorporated by reference therein and, during the Specified Period (as defined below), to each of the Underwriters as many copies of the Prospectus (including all amendments and supplements thereto) and documents incorporated by reference therein as the Representatives may reasonably request;

            (c) prior to the expiration of the Specified Period, before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time the Registration Statement becomes effective, to furnish to the Representatives a copy of the proposed amendment or supplement for review and not to file any such proposed amendment or supplement to which the Representatives reasonably object;

            (d) to advise the Representatives promptly, and to confirm such advice in writing, (i) when the Registration Statement has become effective, (ii) when any amendment to the Registration Statement has been filed or becomes effective, (iii) when any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose, (vi) of the occurrence of any event, within the Specified Period, as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, and (vii) of the receipt by the Company of any notification with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order, or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any order suspending any such qualification of the shares, or notification of any such order thereof and, if issued, to obtain as soon as possible the withdrawal thereof;

            (e) if, during such period of time after the first date of the public offering of the Shares, in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered in connection with sales by the Underwriters or any dealer (such period during which a prospectus relating to the Shares is required by law to be so delivered being the "Specified Period"), any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at the expense of the Company, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

            (f) to endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Shares; provided that the Company shall not be required to file a general consent to service of process in any jurisdiction;

            (g) to make generally available to its security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder;

            (h) during the period of three years after the date of this Agreement, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange;

            (i) for a period of 90 days after the date of the initial public offering of the Shares not to (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock of the Company or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock of the Company or such other securities, in cash or otherwise without the prior written consent of the Representatives, other than the Shares to be sold hereunder and any shares of Common Stock of the Company issued upon the exercise of options granted under existing employee stock option plans and the issuance under such plans of options to purchase shares of Common Stock of the Company;

            (j) to use the net proceeds received by the Company from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

            (k) to list, subject to notice of issuance, the Shares to be issued and sold by the Company hereunder on the New York Stock Exchange (the "Exchange"); and

            (l) whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses
      (i) incident to the preparation, registration, execution, issuance and delivery of the Shares, (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification of the Shares under the laws of such jurisdictions as the Representatives may designate (including fees of counsel for the Underwriters and its disbursements), (iv) in connection with the listing of the Company Shares on the Exchange, (v) related to the filing with, and clearance of the offering by, the National Association of Securities Dealers, Inc., (vi) in connection with the printing of this Agreement, any Blue Sky Memoranda and the furnishing to the Underwriters and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as herein provided, (vii) any expenses incurred by the Company in connection with a "road show" presentation to potential investors, (viii) the cost of preparing stock certificates and (ix) the cost and charges of any transfer agent and any registrar; provided the Selling Shareholders may pay certain of the costs and expenses set forth in this paragraph (l); provided, however, nothing contained in this paragraph (l) will relieve the Company's obligations to pay or cause to be paid the costs and expenses set forth herein in full in compliance herewith.

            (B) Each of the Selling Shareholders covenants and agrees with each of the several Underwriters as follows:

            (a) for a period of 90 days after the date of the initial public offering of the Shares not to (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock of the Company or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock of the Company or such other securities, in cash or otherwise or (iii) make any demand for or exercise any right with respect to the registration of any shares of Common Stock of the Company or any security convertible into or exercisable or exchangeable for Common Stock of the Company without the prior written consent of the Representatives, in each case other than the Shares to be sold by such Selling Shareholder hereunder; and

            (b) to deliver to the Representatives prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriters' documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.

            6. The several obligations of the Underwriters hereunder to purchase the Shares on the Closing Date or the Additional Closing Date, as the case may be, are subject to the performance by the Company and each of the Selling Shareholders of their respective obligations hereunder and to the following additional conditions:

            (a) the Registration Statement shall have become effective (or if a post-effective amendment is required to be filed under the Securities Act, such post-effective amendment shall have become effective) not later than 5:00 P.M., New York City time, on the date hereof; and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with
      Section 5(a) hereof; and all requests for additional information shall have been complied with to the satisfaction of the Representatives;

            (b) the representations and warranties of the Company and the Selling Shareholders contained herein are true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be, as if made on and as of the Closing Date or the Additional Closing Date, as the case may be, and each of the Company and the Selling Shareholders shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be;

            (c) since the respective dates as of which information is given in the Prospectus, there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any Material Adverse Change, or any development involving a prospective Material Adverse Change, otherwise than as set forth or contemplated in the Prospectus, the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus; and neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus;

            (d) the Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, (1) a certificate of an executive officer of the Company, with specific knowledge about the Company's financial matters, satisfactory to the Representatives to the effect set forth in subsections (a) through (c) (with respect to the respective representations, warranties, agreements and conditions of the Company) of this Section and to the further effect that there has not occurred any Material Adverse Change, or any development involving a prospective Material Adverse Change, from that set forth or contemplated in the Registration Statement and (2) a certificate of the Selling Shareholders, satisfactory to the Representatives, to the effect set forth in subsection (b) of this Section 6 (with respect to the respective representations, warranties, agreements and conditions of the Selling Shareholders);

            (e) Henderson, Daily, Withrow & Devoe, Indiana counsel to the Company, shall have furnished to the Representatives its written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance satisfactory to the Representatives, to the effect that:

                  (i) The Company has been duly incorporated and is validly
            existing as a corporation in good standing under the laws of the state of Indiana;

                  (ii) The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus;

                  (iii) The authorized, issued and outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, and, to our knowledge, have not been issued in violation of or subject to any preemptive or similar right;

                  (iv) The Company Shares or the Option Shares, as the case may be, to be issued by the Company pursuant to the terms of this Agreement have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms thereof, will be duly and validly issued and fully paid and nonassessable, and will not have been issued in violation of or subject to any preemptive or similar right;

                  (v) The Company has the corporate power and authority to enter into the Underwriting Agreement and to issue, sell and deliver to the Underwriters the Company Shares (and Option Shares) to be issued and sold by it thereunder;

                  (vi) The Underwriting Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company;

                  (vii) the Company is not, and with the giving of notice or lapse of time or both will not be, in violation of, or in default under, its amended and restated articles of organization (the "Articles") or by-laws; the issue and sale of the Shares being issued and sold by the Company hereunder on the Closing Date or the Additional Closing Date, as the case may be, and the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated herein will not result in any violation of the provisions of Articles or the by-laws of the Company; and

                  (viii) the statements under "Description of Capital Stock --
            Common Stock" and "Description of Capital Stock -- Preferred Stock" insofar as such statements constitute a summary of the terms of the capital stock of the Company, legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such terms, legal matters, documents or proceedings;

            (f) Richard E. Duerr, Jr., Vice President, General Counsel and Secretary of the Company, shall have furnished to the Representatives his written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance satisfactory to the Representatives, to the effect that:

                  (i) the Company has been duly qualified as a foreign
            corporation for the transaction of business and is in good standing under the laws of Tennessee, which is the only foreign jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect;

                  (ii) each of the Company's subsidiaries has been duly
            incorporated or formed, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as the case may be, under the laws of its jurisdiction of incorporation or formation, as the case may be, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and has been duly qualified as a foreign corporation, partnership or limited liability company, as the case may be, for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified and in good standing would not have a Material Adverse Effect; and all of the outstanding shares of capital stock or other ownership interests of each subsidiary listed on Schedule III hereto have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

                  (iii) other than as set forth or contemplated in the
            Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the best of such counsel's knowledge, threatened against or affecting the Company or any of its subsidiaries or any of their respective properties or to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or its subsidiaries is or may be the subject which, if determined adversely to the Company or any of its subsidiaries, could individually or in the aggregate have, or reasonably be expected to have, a Material Adverse Effect; to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and such counsel does not know of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                  (iv) the statements under "Description of Capital Stock --
            Shares Eligible for Future Sale" and "Business-Legal Proceedings" and in the Registration Statement in Item 15, insofar as such statements constitute a summary of the terms of the capital stock of the Company, legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such terms, legal matters, documents or proceedings;

                  (v) such counsel believes that (other than the financial
            statements and related schedules therein, as to which such counsel need express no belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that the Prospectus, as amended or supplemented, if applicable, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (vi) neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of, or in default under, its certificate or articles of incorporation or organization or by-laws or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate are not material to the Company and its subsidiaries, taken as a whole; the issue and sale of the Shares being issued and sold by the Company hereunder on the Closing Date or the Additional Closing Date, as the case may be, and the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will any such action result in any violation of the provisions of the Articles or the by-laws of the Company or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its subsidiaries or any of their respective properties;

                  (vii) no consent, approval, authorization, order, license, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Shares being issued and sold by the Company hereunder or the consummation of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

                  (viii) such counsel has no reason to believe that the
            Prospectus or any further amendment or supplement thereto made by the Company prior to the

            Closing Date or the Additional Closing Date, as the case may be (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when such documents became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Securities Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading;

                  (ix) to the best of such counsel's knowledge, each of the
            Company and its subsidiaries owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, and neither the Company nor any such subsidiary has received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except as described in the Registration Statement and the Prospectus; and each of the Company and its subsidiaries is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date of the Prospectus;

                  (x) each of the Company and its subsidiaries owns, possesses or has the right to use the Intellectual Property employed by it in connection with the business conducted by it as of the date hereof; and

                  (xi) each of the Company and its subsidiaries is in compliance with all Environmental Laws, except, in each case, where noncompliance, individually or in the aggregate, would not have a Material Adverse Effect.

            In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and the States of Tennessee, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the Underwriters' counsel) of other counsel reasonably acceptable to the Underwriters' counsel, familiar with the applicable laws including, as to matters of Indiana law, Henderson, Daily, Withrow and Devoe; and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company. With respect to the matters to be covered in subparagraph (ix) above counsel may state their opinion and belief is based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendment or supplement thereto and review and discussion of the contents thereof but is without independent check or verification except as specified;

            (g) Shearman & Sterling, special counsel for the Company, shall have furnished to the Representatives their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance satisfactory to the Representatives, to the effect that:

                  (i) this Agreement has been duly authorized, executed and
            delivered by the Company;

                  (ii) the Shares to be issued and sold by the Company hereunder have been duly authorized, and when delivered to and paid for the Underwriters in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and the issuance of such Shares is not subject to any preemptive or similar rights;

                  (iii) no consent, approval, authorization, order, license, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Shares being issued and sold by the Company hereunder or the consummation of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

                  (iv) the Company is not and, after giving effect to the
            offering and sale of the Shares, will not be an "investment company" or entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act;

                  (v) the documents incorporated by reference in the Prospectus or any further amendment or supplement thereto made by the Company prior to the Closing Date or the Additional Closing Date, as the case may be (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder;

                  (vi) the Registration Statement has been declared effective under the Securities Act and, to the best of such counsel's knowledge, no stop order or proceedings with respect thereto are pending or threatened under the Securities Act; and

                  (vii) no registration under the Securities Act was required in connection with the issuance of shares of Common Stock of the Company in connection with the repurchase by the Company of 3,337,272 shares of Common Stock held by Sofyc, S.A., a personal holding company of the Selling Shareholders, in exchange for an aggregate of 2,806,080 shares of Common Stock and other consideration pursuant to a stock exchange agreement dated as of January 22, 1998 among the Company and the Selling Shareholders.

            In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and the State of New York, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the Underwriters' counsel) of other counsel reasonably acceptable to the Underwriters' counsel, including, as to matters of Indiana law, Henderson, Daily, Withrow and Devoe, familiar with the applicable laws; and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company. The opinion of such counsel for the Company shall state that the opinion of any such other counsel upon which such counsel relied is in form satisfactory to such counsel and, in such counsel's opinion, the Underwriters and they are justified in relying thereon. With respect to the matters to be covered in subparagraph (vi) above, counsel may state their opinion and belief is based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendment or supplement thereto and review and discussion of the contents thereof but is without independent check or verification except as specified.

            In addition, such counsel shall state in a separate letter to be addressed to the Representatives that they have participated in conferences with directors, officers and other representatives of the Company, representatives of the independent public accountants for the Company, the Selling Shareholders and counsel for the Selling Shareholders, the Representatives and counsel for the Underwriters, at which conferences the contents of the Registration Statement, the Prospectus and related matters were discussed, and, although such counsel have not independently verified and are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except to the extent specified elsewhere in such letter or with reference to such counsel), no facts have come to the attention of such counsel that lead such counsel to believe that the Registration Statement and the prospectus included therein at the time the Registration Statement became effective included any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that the Prospectus, at the date thereof or the Closing Date, includes any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no view with respect to the financial, statistical and accounting information contained or incorporated by reference in the Registration Statement or the Prospectus).

            The opinions and letter of Shearman & Sterling described above shall be rendered to the Underwriters at the request of the Company and shall so state therein;

            (h) Hausmann & Associes, counsel for the Selling Shareholders, shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance satisfactory to the Representatives, to the effect that:

                  (i) this Agreement has been duly executed and delivered by or on behalf of each of the Selling Shareholders;

                  (ii) a Power of Attorney and a Custody Agreement have been duly executed and delivered by, or on behalf of, each Selling Shareholder and constitute valid and binding agreements of each Selling Shareholder in accordance with their terms;

                  (iii) each Selling Shareholder has valid and marketable title to all of the Shares to be sold by such Selling Shareholder, and upon delivery of and payment for such Shares in accordance with the terms of this Agreement, the Underwriters will acquire valid and marketable title to such Shares, free and clear of any mortgage, pledge, security interest, lien, claim or other encumbrance or restriction on transferability or any adverse claim; and

                  (iv) the sale of the Shares to be sold by the Selling
            Shareholders and the execution and delivery by each Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, and the consummation of the transactions contemplated herein, (i) to the extent necessary, have been duly authorized on the part of each of the Selling Shareholders, and (ii) to the best of such counsel's knowledge, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which any Selling Shareholder is a party or by which any Selling Shareholder is bound or to which any of the property or assets of any Selling Shareholder is subject, nor will any such action result in any violation of any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Shareholder or any of such Selling Shareholder's properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Shares by the Selling Shareholder or the consummation by the Selling Shareholders of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as have been obtained under the Securities Act and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

            In rendering such opinions, such counsel may rely as to matters involving the application of laws other than the laws of France, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' counsel) of other counsel reasonably acceptable to the Underwriters' counsel, familiar with the applicable laws. The opinion of such counsel for the Selling Shareholders shall state that the opinion of any such other counsel is in form satisfactory to such counsel, and in such counsel's opinion, the Underwriters and they are justified in relying thereon;

            (i) Pepper Hamilton LLP, special litigation counsel for the Company, shall have furnished to the Representatives their written opinion, dated the Closing Date or Additional Closing Date, as the case may be, in form and substance satisfactory to the Representatives, to the effect that the statements set forth under "Risk Factors - Risk of Orthopedic Bone Screw Litigation" and "Business-Legal Proceedings" (together, the "Orthopedic Bone Screw Litigation Disclosure"), insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings; the Orthopedic Bone Screw Litigation Disclosure included in the Registration Statement at the time it became effective did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make such statements not misleading; and the Orthopedic Bone Screw Litigation Disclosure included in the Prospectus, as amended or supplemented, if applicable, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make such statements, in light of the circumstances in which they were made, not misleading;

            (j) Woodward, Emhardt, Naughton, Moriarty & McNett, special intellectual property counsel for the Company, shall have furnished to the Representatives their written opinion, dated the Closing Date or Additional Closing Date, as the case may be, to the effect that the Company and its subsidiaries own the entire right, title and interest in and to any and all Intellectual Property used in the Company's or any such subsidiary's business or licensed by the Company or its subsidiaries for use by others; any such items licensed to the Company or its subsidiaries by other parties have been licensed pursuant to a valid and enforceable license agreement and such use is in conformity with the license agreement; and to the best of such Counsel's knowledge, other than set forth or contemplated in the Prospectus, there are no pending or threatened proceedings or litigation affecting, challenging or with respect to the validity or otherwise of such patents, trademarks, trade names or copyrights, or any license for use of such items (whether by or to the Company);

            (k) King & Spalding, regulatory counsel for the Company, shall have furnished to the Representatives their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance satisfactory to the Representatives, to the effect that the statements in the Prospectus and the Registration Statement under "Risk Factors--Uncertainty of Regulatory Clearances; Regulatory Compliance" and "Business--Government Regulation" insofar as such statements purport to summarize applicable provisions of the Federal Food, Drug and Cosmetic Act and the regulations promulgated thereunder, are correct summaries in all material respects of the provisions purported to be summarized;

            (l) on the effective date of the Registration Statement and the effective date of the most recently filed post-effective amendment to the Registration Statement and also on the Closing Date or Additional Closing Date, as the case may be, Coopers & Lybrand shall have furnished to you letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial informa-tion contained in the Registration Statement and the Prospectus or incorporated therein by reference;

            (m) the Representatives shall have received on and as of the Closing Date or Additional Closing Date, as the case may be, an opinion of Cahill Gordon & Reindel, counsel to the Underwriters, with respect to the due authorization and valid issuance of the Company Shares, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

            (n) the Shares to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been approved for listing on the New York Stock Exchange, subject, in the case of the Company Shares, to official notice of issuance;

            (o) on or prior to the Closing Date or Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives shall reasonably request; and

            (p) the Lock-Up Agreements between you and certain stockholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock of the Company or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or Additional Closing Date, as the case may be.

            7. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein; provided that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such losses, claims, damages or liabilities purchased Shares if such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus is eliminated or remedied in the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) and, if required by law, a copy of the Prospectus (as so amended or supplemented) shall not have been furnished to such person at or prior to the written confirmation of the sale of such Shares to such person.

            Each of the Selling Shareholders agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein and except that no Selling Shareholder shall be liable under this
Section 7 for an amount exceeding the aggregate Purchase Price of the Shares sold by such Selling Shareholder hereunder.

            Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act and each Selling Shareholder to the same extent as the foregoing indemnity from the Company and the Selling Shareholders to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus.

            If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to the preceding paragraphs of this Section 7, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters and such control persons of the Underwriters shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Company, its directors, its officers who sign the Registration Statement and such control persons of the Company shall be designated in writing by the Company and any such separate firm for the Selling Shareholders will be designated in writing by the Attorneys-in-Fact. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

            If the indemnification provided for in the first three paragraphs of this Section 7 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the Selling Shareholders and the total underwriting discounts received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Shares. The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Selling Shareholders or the Underwriters were treated as one entity for such purposes) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section ll(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 7 are several in proportion to the respective number of Shares set forth opposite their names in Schedule I hereto, and not joint.

            The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

            The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company and the Selling Shareholders set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any other person controlling the Company or the Selling Shareholders and (iii) acceptance of and payment for any of the Shares.

            8. Notwithstanding anything herein contained, this Agreement (or the obligations of the several Underwriters with respect to the Option Shares) may be terminated in the absolute discretion of the Representatives, by notice given to the Company and the Selling Shareholders, if after the execution and delivery of this Agreement and prior to the Closing Date (or, in the case of the Option Shares, to the Company prior to the Additional Closing Date) (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange or the American Stock Exchange or the National Association of Securities Dealers, Inc., (ii) trading of any securities of the Company shall have been suspended on any exchange, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, in the judgment of the Representatives, makes it impracticable to market the Shares being delivered at the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus.

            9. This Agreement shall become effective upon the later of (x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Registration Statement (or, if applicable, any post-effective amendment) by the Commission.

            If on the Closing Date or the Additional Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Shares to be purchased on such date, the other Underwriters shall be obligated severally, in the proportions that the number of Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Underwritten Shares set forth opposite the names of all such non-defaulting Underwrit-ers, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Shares which it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Shares are not made within 36 hours after such default, this Agreement (or the obligations of the several Underwriters to purchase the Option Shares, as the case may be) shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date (or, in the case of the Option Shares, the Additional Closing Date), but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

            10. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or the Selling Shareholders to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Selling Shareholders shall be unable to perform their obligations under this Agreement or any condition of the Underwriters' obligations cannot be fulfilled, the Company and the Selling Shareholders agree to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

            11. This Agreement shall inure to the benefit of and be binding upon the Company, the Selling Shareholders, the Underwriters, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

            12. Any action by the Underwriters hereunder may be taken by the Representatives jointly or by J.P. Morgan Securities Inc. alone on behalf of the Underwriters, and any such action taken by the Representatives jointly or by J.P. Morgan Securities Inc. alone shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives, c/o J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10260 (telefax: (212) 648-5705); Attention: Syndicate Department. Notices to the Company shall be given to it at Sofamor Danek Group, Inc., 1800 Pyramid Place, Memphis, Tennessee 38132 (telefax: (901) 396-2699); Attention: Chief Financial Officer. Notice to the Selling Shareholders shall be given to Marie-Helene Cotrel Plais, La Canadienne, Avenue J. L. Sanguet 62520 Le Touquet, France (telefax: 011-33-3-21-05-91-79), copy to Hausmann & Associes, 45 rue de Courcelles, 75008 Paris, France (telefax: 011-33-1-53-83-74-01) Attention:
Christian Hausmann.

            13. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

            14. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

            If the foregoing is in accordance with your understanding, please sign and return four counterparts hereof.

                                           Very truly yours,

                                           SOFAMOR DANEK GROUP, INC.


                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                           SELLING SHAREHOLDERS


                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                           As Attorney-in-Fact acting on behalf
                                           of each of the Selling Shareholders
                                           named in Schedule II to this
                                           Agreement.

Accepted: _________, 1998

J.P. MORGAN SECURITIES INC.
PAINEWEBBER INCORPORATED
SMITH BARNEY INC.
Acting severally on behalf
  of themselves and the several
  Underwriters listed in
  Schedule I hereto.

By: J.P. MORGAN SECURITIES INC.


By:
   -----------------------------
   Name:
   Title:

                                   SCHEDULE I

                                                                    Number of
Underwriter                                                        Underwritten
-----------                                                        Shares To Be
                                                                    Purchased
                                                                   -------------

J.P. Morgan Securities Inc. .....................................
PaineWebber Incorporated ........................................
Smith Barney Inc. ...............................................
                                                                   -------------
                                                          Total
                                                                   =============

                                   SCHEDULE II

                      Underwritten Shares to be sold by the
                      Company and the Selling Shareholders

                                                                  Number of
                                                                 Underwritten
                             Name                             Shares to be Sold
-----------------------------------------------------------  ------------------

Sofamor Danek Group, Inc.                                          1,200,000

Yves Paul Cotrel, M.D.                                               324,490
Marie-Helene Plais                                                   120,611
Annie Cotrel                                                         123,266
Benedicte Cotrel                                                     123,266
Marie Louise Cotrel                                                  324,491
Philippe Cotrel                                                      114,415
Yves-Regis Cotrel                                                    117,365
Elizabeth Cotrel Gauzan                                              123,266
Catherine Cotrel Lechien                                             114,415
Marie-Christine Milliez                                              114,415
                                                             ------------------
                                                  Total            2,800,000
                                                             ==================

                                  SCHEDULE III

                      Material Subsidiaries of the Company

                                                                   Percent of
                                                                   Ownership
                               Name                               Or Interest
      -------------------------------------------------------- -----------------
1.    Sofamor S.N.C.                                                   100%
2.    Sofamor Danek Asia Pacific Limited                               100%
3.    Sofamor Danek Canada, Inc.                                       100%
4.    Warsaw Orthopedic, Inc.                                          100%
5.    Sofamor Danek G.m.b.H                                            100%
6.    Sofamor Danek Properties, Inc.                                   100%
7.    Danek Capital Corporation                                        100%
8.    Mednext, Inc.                                                    100%
9.    Sofamor Danek Australia Pty. Ltd.                                100%
10.   Sofamor Danek (Puerto Rico), Inc.                                100%
11.   Sofamor Danek Nederland B.V.                                     100%
12.   Colorado S.A.                                                    100%
13.   Sofamor Danek (NZ) Limited                                       100%
14.   Sofamor Danek South Africa (Pty.) Limited                        100%
15.   Sofamor Danek (U.K.) Limited                                     100%
16.   Sofamor Danek Holdings, Inc.                                     100%
17.   Sofamor Danek Ireland Limited                                    100%
18.   Surgical Navigation Technologies, Inc.                           100%
19.   SDGI Holdings, Inc.                                              100%
20.   DMI Tennessee Holdings, Inc.                                     100%
21.   Sofamor Danek L.P.                                               100%
22.   DMI Delaware Holdings, Inc.                                      100%
23.   Sofamor Danek Italia S.r.l.                                      100%
24.   Sofamor Danek Iberica S.A.                                       100%
25.   Sofamor Danek Benelux S.A.                                       100%
26.   Kobayashi Sofamor Danek K.K.                                     50%
27.   Danek Korea Co., Ltd.                                            50%
28.   Somepic Technologie S.A.                                        33.75%

                                                                       Exhibit A

                           [FORM OF LOCK-UP AGREEMENT]

                                                           _______________, 1998

J.P. MORGAN SECURITIES INC.
PAINEWEBBER INCORPORATED
SMITH BARNEY INC
  As Representatives of
  the Underwriters named in
  Schedule I to the Underwriting
  Agreement referred to below
c/o J.P. Morgan Securities Inc.
60 Wall Street
New York, NY  10260

      Re:   Sofamor Danek Group, Inc. -- Public Offering

Ladies and Gentlemen:

            The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with Sofamor Danek Group, Inc., an Indiana corporation (the "Company"), and certain Selling Shareholders named therein providing for the public offering (the "Public Offering") by the several Underwriters named in
Schedule I to the Underwriting Agreement (the "Underwriters") of Common Stock, no par value, of the Company (the "Common Stock"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

            In consideration of the Underwriters' agreement to purchase and make the Public Offering of the Underwritten Shares, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities Inc., on behalf of the Underwriters, the undersigned will not, during the period ending 90 days after the date of the prospectus relating to the Public Offering (the "Prospectus"), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common

Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of J.P. Morgan Securities Inc. on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

            In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this letter agreement.

            The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

            The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released form all obligations under this letter agreement.

            The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this letter agreement.

            This letter agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

                                            Very truly yours,


                                            ------------------------------
                                            Name:

Accepted as of the date first set
forth above:

J.P. MORGAN SECURITIES INC.
PAINEWEBBER INCORPORATED
SMITH BARNEY INC.
Acting severally on behalf of themselves and the several Underwriters named in Sched-ule I to the Underwriting Agreement

By: J.P. MORGAN SECURITIES INC.


By:
   -----------------------------------------
   Name:
   Title: